UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 14, 2006

METROLOGIC INSTRUMENTS, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	0-24172	22-1866172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Coles Road, Blackwood, New Jersey	08012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 228-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

Metrologic Instruments, Inc. (the “Company”) filed a Current Report on Form 8-K dated December 14, 2006 to report that on December 8, 2006, an action, titled Gerber v. Knowles, et. al., was filed in the United States District Court for the District of Delaware against the Company, all of the members of the Company’s Board of Directors, Francisco Partners, II, LP, FP-Metrologic, LLC, Meteor Holding Corporation, Meteor Merger Corporation, Elliott Associates, LP, and Elliott International, LP.

On December 14, 2006, the United States District Court for the District of Delaware granted the defendants’ motion to transfer venue and ordered the transfer of the action to the United States District Court for the District of New Jersey.

The defendants believe that the allegations of the Gerber complaint are without merit and intend to vigorously contest the action. There can be no assurance, however, that the defendants will be successful in the defense of the action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metrologic Instruments, Inc.
(Registrant)

December 15, 2006	By:	/s/ Michael Coluzzi
	Name:	Michael Coluzzi
	Title:	Chief Financial Officer